Exhibit 99.1

FOR IMMEDIATE RELEASE
ATTENTION: FINANCIAL AND BUSINESS EDITORS

Contact:	Martin A. Dietrich, CEO
Michael J. Chewens, CFO
NBT Bancorp Inc.
52 South Broad Street
Norwich, NY 13815
607-337-6119

NBT BANCORP INC. ANNOUNCES SECOND QUARTER EARNINGS OF $0.34 PER SHARE; DECLARES CASH DIVIDEND

NORWICH, NY (July 27, 2009) – NBT Bancorp Inc. (NBT) (NASDAQ: NBTB) reported today net income per diluted share for the three months ended June 30, 2009 of $0.34 per share, as compared with $0.45 per share for the three months ended June 30, 2008.  Annualized return on average assets and return on average equity were 0.85% and 9.63%, respectively, for the three months ended June 30, 2009, compared with 1.12% and 14.49%, respectively, for the three months ended June 30, 2008.  Net income for the three months ended June 30, 2009 was $11.6 million, down $3.1 million, or 21.1%, from $14.7 million for the second quarter last year.  The decrease in net income for the three months ended June 30, 2009 compared with the three months ended June 30, 2008 was primarily the result of an increase in FDIC expenses, including a special assessment, and an increase in the provision for loan and lease losses.

Net income per diluted share for the six months ended June 30, 2009 was $0.74 per share, as compared with $0.88 per share for the six months ended June 30, 2008.  Annualized return on average assets and return on average equity were 0.92% and 10.82%, respectively, for the six months ended June 30, 2009, compared with 1.10% and 14.09%, respectively, for the six months ended June 30, 2008.  Net income for the six months ended June 30, 2009 was $24.6 million, down $3.7 million, or 13.2%, from the six months ended June 30, 2008.  The decrease in net income for the six months ended June 30, 2009 compared with the six months ended June 30, 2008 was primarily the result of an increase in FDIC expenses, including a special assessment, and an increase in the provision for loan and lease losses.

Like all FDIC insured financial institutions, the Company has been subjected to substantial increases in FDIC recurring premiums, as well as a special assessment levied by the FDIC in the second quarter of 2009, which had a significant impact on 2009 second quarter and year to date earnings.  For the three months ended June 30, 2009, FDIC expenses increased $3.8 million over the three months ended June 30, 2008, including the special assessment of approximately $2.5 million.  For the six months ended June 30, 2009, FDIC expenses increased $5.2 million over the six months ended June 30, 2008, including the aforementioned special assessment.  Excluding the effect of the FDIC premiums increases and special assessment, net income per diluted share would have been $0.41 per diluted share for the three months ended June 30, 2009 and $0.84 per diluted share for the six months ended June 30, 2009.

 NBT President and CEO Martin Dietrich said: “I am pleased with our results for the first six months of the year, which are consistent with our all time record earnings in 2008, but for increased FDIC and pension expenses.  In addition, asset quality indicators continue to hold up well relative to national and local trends, despite an increase in nonaccrual loans this quarter.  We have continued to take advantage of our strong earnings momentum to fund new initiatives, such as expansion into Vermont, technology investments and branch upgrades.  Recently, NBT received national recognition applauding our performance when we were ranked 19th on US Banker’s 2009 Top 100 Mid-Tier Banks and Thrifts list and ranked 39th on the Bank Director’s 2008 Bank Performance Scorecard of 150 national banks.”

Loan and Lease Quality and Provision for Loan and Lease Losses

Nonperforming loans at June 30, 2009 were $40.2 million or 1.10% of total loans and leases compared with $26.5 million or 0.73% at December 31, 2008.  The increase in nonperforming loans at June 30, 2009 was primarily the result of an increase in nonaccrual loans, due in large part to four commercial credits and two agricultural credits which were identified as potential problem loans in prior quarters.  The four commercial credits consisted of a community center, a motel, a real estate holding company and a machine and tool manufacturer.  The allowance for loan and lease losses totaled $62.7 million at June 30, 2009, as compared with $58.6 million at December 31, 2008.  This increase was due primarily to an increase in specific reserves on two of the aforementioned commercial credits and both of the aforementioned agricultural credits.  The Company’s allowance for loan and lease losses was 1.72% of loans and leases at June 30, 2009, compared with 1.60% at December 31, 2008.  Past due loans as a percentage of total loans decreased to 0.81% at June 30, 2009, as compared with 0.91% at December 31, 2008.

The Company recorded a provision for loan and lease losses of $9.2 million during the second quarter of 2009 compared with $5.8 million during the second quarter of 2008.  The increase in the provision for loan and lease losses for the three months ended June 30, 2009 was due primarily to an increase in specific reserves on certain impaired loans.  Net charge-offs totaled $5.8 million for the three month period ending June 30, 2009, down from $7.8 million for the three months ending June 30, 2008, due primarily to a charge-off related to one large commercial loan during the second quarter of 2008.  Net charge-offs to average loans and leases for the three months ended June 30, 2009 were 0.63%, compared with 0.88% for the three months ended June 30, 2008.

The Company recorded a provision for loan and lease losses of $15.7 million during the six months ended June 30, 2009 compared with $12.3 million during the six months ended June 30, 2008.  The increase in the provision for loan and lease losses for the six months ended June 30, 2009 was due primarily to an increase in specific reserves on certain impaired loans.  Net charge-offs totaled $11.5 million for the six month period ending June 30, 2009, down from $12.0 million for the six months ending June 30, 2008.  Net charge-offs to average loans and leases for the six months ended June 30, 2009 were 0.63%, compared with 0.68% for the six months ended June 30, 2008.

Net Interest Income

Net interest income was up 4.4% to $48.1 million for the three months ended June 30, 2009 compared with $46.0 million for the three months ended June 30, 2008. The Company’s fully taxable equivalent (FTE) net interest margin was 3.95% for the three months ended June 30, 2009, as compared with 3.94% for the three months ended June 30, 2008.  In addition, the Company experienced a 3.5% growth in average earning assets for the three months ending June 30, 2009 as compared with the three months ending June 30, 2008, due primarily to increases in average loans and leases and average short-term interest bearing accounts.  As a result of our excess liquidity, our Federal Funds sold position had a negative impact of 11 bp on our net interest margin for the three months ended June 30, 2009.

Although the yield on interest earning assets decreased 60 basis points, the yield on interest bearing liabilities declined 69 basis points, which contributed to the increase in the net interest margin for the three months ended June 30, 2009 compared to the same period for 2008.  The yield on time deposits was 2.72% for the three months ended June 30, 2009, as compared with 3.72% for the three months ended June 30, 2008.  The yield on money market deposit accounts was 1.33% for the three months ended June 30, 2009, as compared with 1.65% for the three months ended June 30, 2008.  The yield on short term borrowings declined 172 basis points for the three months ended June 30, 2009 as compared to the three months ended June 30, 2008 as a result of the 175 basis point drop in the Fed Funds Target Rate from 2.00% at June 30, 2008 to 0.25% at June 30, 2009.

Net interest income was up 6.8% to $96.2 million for the six months ended June 30, 2009 compared with $90.1 million for the six months ended June 30, 2008. The Company’s fully taxable equivalent (FTE) net interest margin was 4.02% for the six months ended June 30, 2009, as compared with 3.89% for the six months ended June 30, 2008.  In addition, the Company experienced a 3.3% growth in average earning assets for the six months ending June 30, 2009 as compared with the six months ending June 30, 2008, due primarily to an increase in average loans and leases.  As a result of our excess liquidity, our Federal Funds sold position had a negative impact of 6 bp on our net interest margin for the six months ended June 30, 2009.

Although the yield on interest earning assets decreased 58 basis points, the yield on interest bearing liabilities declined 83 basis points, which contributed to the increase in the net interest margin for the six months ended June 30, 2009 compared to the same period for 2008.  The yield on time deposits was 2.84% for the six months ended June 30, 2009, as compared with 3.95% for the six months ended June 30, 2008.  The yield on money market deposit accounts was 1.34% for the six months ended June 30, 2009, as compared with 2.01% for the six months ended June 30, 2008.    The yield on short term borrowings declined 224 basis points for the six months ended June 30, 2009 as compared to the six months ended June 30, 2008 as a result of the aforementioned drop in the Fed Funds Target Rate.

Noninterest Income

Noninterest income for the three months ended June 30, 2009 was $19.8 million, up $3.4 million or 20.9% from $16.4 million for the same period in 2008.  The increase in noninterest income was due primarily to an increase in insurance and broker/dealer revenue, which increased approximately $2.9 million for the three month period ended June 30, 2009 as compared with the three month period ended June 30, 2008.  This increase was due primarily to revenue generated by Mang Insurance Agency, LLC, which was acquired during the third quarter of 2008.  In addition, retirement plan administration fees increased approximately $0.5 million for the three month period ended June 30, 2009 as compared with the three month period ended June 30, 2008 as a result of organic growth from new business.  These increases were partially offset by a decrease in trust administration income of approximately $0.3 million for the three months ended June 30, 2009 as compared with the three months ended June 30, 2008 due primarily to a decline in the market value of trust assets under administration.

Noninterest income for the six months ended June 30, 2009 was $39.4 million, up $6.9 million or 21.3% from $32.5 million for the same period in 2008.  The increase in noninterest income was due primarily to an increase in insurance and broker/dealer revenue, which increased approximately $7.1 million for the six month period ended June 30, 2009 as compared with the six month period ended June 30, 2008.  This increase was due primarily to revenue generated by Mang Insurance Agency, LLC as previously mentioned.  In addition, retirement plan administration fees increased approximately $0.6 million for the six month period ended June 30, 2009 as compared with the six month period ended June 30, 2008 as a result of organic growth from new business.  These increases were partially offset by a decrease in trust administration income of approximately $0.7 million for the six months ended June 30, 2009 as compared with the six months ended June 30, 2008 due primarily to a decline in the market value of trust assets under administration.

Noninterest Expense and Income Tax Expense

Noninterest expense for the three months ended June 30, 2009 was $41.9 million, up from $35.4 million for the same period in 2008.  FDIC expenses increased approximately $3.8 million for the three months ended June 30, 2009, compared with the same period in 2008.  This increase was due in large part to the special assessment imposed by the FDIC totaling approximately $2.5 million during the second quarter of 2009.  In addition, recurring FDIC premiums increased to $1.5 million for the three months ended June 30, 2009 as compared with $0.2 million for the same period last year.  Salaries and employee benefits increased $3.0 million, or 18.0%, for the three months ended June 30, 2009 compared with the same period in 2008.  This increase was due primarily to increases in full-time-equivalent employees during 2009, largely due to the aforementioned acquisition and new branch activity.  In addition, the Company experienced increases of approximately $0.7 million and $0.4 million in pension and medical expenses, respectively, for the three months ended June 30, 2009 as compared with the same period in 2008.  Amortization of intangible assets was $0.8 million for the three months ended June 30, 2009, up from $0.4 million for same period in 2008 due to the aforementioned acquisition.    These increases were partially offset by a decrease in other operating expenses.  For the three month period ended June 30, 2009, other operating expenses totaled $3.7 million, down $1.3 million or 25.8%, from $5.0 million for the three months ended June 30, 2008.  This decrease resulted primarily from the settlement of a lease residual insurance policy for $1.2 million during the second quarter of 2009.  Income tax expense for the three month period ended June 30, 2009 was $5.2 million, down from $6.5 million for the same period in 2008.  The effective rates were 31.0% and 30.9% for the three month periods ended June 30, 2009 and 2008, respectively.

Noninterest expense for the six months ended June 30, 2009 was $84.2 million, up from $69.5 million for the same period in 2008.  FDIC expenses increased approximately $5.2 million for the six months ended June 30, 2009, compared with the same period in 2008.  This increase was due in large part to the special assessment imposed by the FDIC totaling approximately $2.5 million during the second quarter of 2009.  In addition, recurring FDIC premiums increased to $3.1 million for the six months ended June 30, 2009 as compared with $0.4 million for the same period last year.  Salaries and employee benefits increased $7.7 million, or 22.9%, for the six months ended June 30, 2009 compared with the same period in 2008.  This increase was due primarily to increases in full-time-equivalent employees during 2009, largely due to the aforementioned acquisition and new branch activity.  In addition, the Company experienced increases of approximately $1.5 million and $0.9 million in pension and medical expenses, respectively, for the six months ended June 30, 2009 as compared with the same period in 2008.  Amortization of intangible assets was $1.6 million for the six months ended June 30, 2009, up from $0.8 million for same period in 2008 due to the aforementioned acquisition.  Income tax expense for the six month period ended June 30, 2009 was $11.1 million, down from $12.5 million for the same period in 2008.  The effective rates were 31.0% and 30.5% for the six month periods ended June 30, 2009 and 2008, respectively.

Balance Sheet

Total assets were $5.4 billion at June 30, 2009, up $81.0 million or 1.5% from $5.3 billion at December 31, 2008.  Loans and leases were $3.6 billion at June 30, 2009 and December 31, 2008.  Total deposits were $4.1 billion at June 30, 2009, up $134.8 million or 3.4% from December 31, 2008.  The increase from December 31, 2008 was due in large part to a $216.2 million, or 11.5%, increase in NOW, savings and money market accounts, partially offset by a $124.2 million decrease in time deposits.  Stockholders’ equity was $482.1 million, representing a total equity-to-total assets ratio of 8.90% at June 30, 2009, compared with $431.8 million or a total equity-to-total assets ratio of 8.09% at December 31, 2008.

Stock Repurchase Program

The Company made no purchases of its common stock securities during the six months ended June 30, 2009.  At June 30, 2009, there were 1,000,000 shares available for repurchase under a previously announced stock repurchase plan.  This plan was authorized on January 28, 2008 in the amount of 1,000,000 shares and expires on December 31, 2009.

Dividend Declared

The NBT Board of Directors declared a 2009 third-quarter cash dividend of $0.20 per share at a meeting held today. The dividend will be paid on September 15, 2009, to shareholders of record as of September 1, 2009.

Corporate Overview

NBT Bancorp Inc. is a financial holding company headquartered in Norwich, NY, with total assets of $5.4 billion at June 30, 2009. The company primarily operates through NBT Bank, N.A., a full-service community bank with two divisions, and through two financial services companies.  NBT Bank, N.A. has 123 locations, including 84 NBT Bank offices in upstate New York, 38 Pennstar Bank offices in northeastern Pennsylvania, and one office in Burlington, Vermont.  EPIC Advisors, Inc., based in Rochester, NY, is a full-service 401(k) plan recordkeeping firm.   Mang Insurance Agency, LLC, based in Binghamton, NY, is a full-service insurance agency.  More information about NBT and its divisions can be found on the Internet at: www.nbtbancorp.com, www.nbtbank.com, www.pennstarbank.com, www.epic1st.com and www.manginsurance.com.

Forward-Looking Statements

This news release contains forward-looking statements. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of NBT Bancorp and its subsidiaries and on the information available to management at the time that these statements were made. There are a number of factors, many of which are beyond NBT’s control, that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) revenues may be lower than expected; (3) changes in the interest rate environment may reduce interest margins; (4) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit; (5) legislative or regulatory changes, including changes in accounting standards and tax laws, may adversely affect the businesses in which NBT is engaged; (6) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than NBT; and (7) adverse changes may occur in the securities markets or with respect to inflation. Forward-looking statements speak only as of the date they are made. Except as required by law, NBT does not undertake to update forward-looking statements to reflect subsequent circumstances or events.

NBT Bancorp Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(unaudited)
			Net	Percent
	2009	2008	Change	Change
	(dollars in thousands, except per share data)

Three Months Ended June 30,
Net Income	$11,560	$14,657	$(3,097)	-21%
Diluted Earnings Per Share	$0.34	$0.45	$(0.11)	-24%
Weighted Average Diluted
Common Shares Outstanding	34,314,291	32,241,642	2,072,649	6%
Return on Average Assets (1)	0.85%	1.12%	-0.27%	-24%
Return on Average Equity (1)	9.63%	14.49%	-4.86%	-34%
Net Interest Margin (2)	3.95%	3.94%	0.01%	0%

Six Months Ended June 30,
Net Income	$24,632	$28,373	$(3,741)	-13%
Diluted Earnings Per Share	$0.74	$0.88	$(0.14)	-16%
Weighted Average Diluted
Common Shares Outstanding	33,483,222	32,246,644	1,236,578	4%
Return on Average Assets	0.92%	1.10%	-0.18%	-16%
Return on Average Equity	10.82%	14.09%	-3.27%	-23%
Net Interest Margin (2)	4.02%	3.89%	0.13%	3%

Asset Quality	June 30,	December 31,
	2009	2008
Nonaccrual Loans	$37,646	$24,191
90 Days Past Due and Still Accruing	$2,529	$2,305
Total Nonperforming Loans	$40,175	$26,496
Other Real Estate Owned	$1,688	$665
Total Nonperforming Assets	$41,863	$27,161
Past Due Loans	$29,545	$33,098
Allowance for Loan and Lease Losses	$62,734	$58,564
Year-to-Date (YTD) Net Charge-Offs	$11,480	$22,800
Allowance for Loan and Lease Losses to Total Loans and Leases	1.72%	1.60%
Total Nonperforming Loans to Total Loans and Leases	1.10%	0.73%
Total Nonperforming Assets to Total Assets	0.77%	0.51%
Past Due Loans to Total Loans and Leases	0.81%	0.91%
Allowance for Loan and Lease Losses to Total Nonperforming Loans	156.15%	221.03%
Net Charge-Offs to YTD Average Loans and Leases	0.63%	0.64%

Capital
Equity to Assets	8.90%	8.09%
Book Value Per Share	$14.06	$13.24
Tangible Book Value Per Share	$10.06	$9.01
Tier 1 Leverage Ratio	8.08%	7.17%
Tier 1 Capital Ratio	11.00%	9.75%
Total Risk-Based Capital Ratio	12.26%	11.00%

Quarterly Common Stock Price	2009		2008		2007
Quarter End	High	Low	High	Low	High	Low
March 31	$28.37	$15.42	$23.65	$17.95	$25.81	$21.73
June 30	$25.22	$20.49	25.00	20.33	23.45	21.80
September 30			36.47	19.05	23.80	17.10
December 31			30.83	21.71	25.00	20.58

(1)  Annualized
(2)  Calculated on a FTE basis

NBT Bancorp Inc. and Subsidiaries SELECTED FINANCIAL HIGHLIGHTS (unaudited)

	June 30,	December 31,	Net	Percent
	2009	2008	Change	Change
	(dollars in thousands, except per share data)
Balance Sheet
Loans and Leases	$3,649,546	$3,651,911	$(2,365)	0%
Earning Assets	$5,006,639	$4,933,099	$73,540	1%
Total Assets	$5,417,057	$5,336,088	$80,969	2%
Deposits	$4,058,071	$3,923,258	$134,813	3%
Stockholders’ Equity	$482,140	$431,845	$50,295	12%

	2009	2008
Average Balances	(dollars in thousands, except per share data)
Three Months Ended June 30,
Loans and Leases	$3,653,166	$3,561,632	$91,534	3%
Securities Available For Sale (excluding unrealized gains or losses)	$1,085,147	$1,101,362	$(16,215)	-1%
Securities Held To Maturity	$138,180	$157,822	$(19,642)	-12%
Trading Securities	$1,854	$2,389	$(535)	-22%
Regulatory Equity Investment	$38,221	$41,274	$(3,053)	-7%
Short-Term Interest Bearing Accounts	$126,318	$7,100	$119,218	1679%
Total Earning Assets	$5,041,032	$4,869,190	$171,842	4%
Total Assets	$5,448,440	$5,241,686	$206,754	4%
Interest Bearing Deposits	$3,381,288	$3,196,393	$184,895	6%
Non-Interest Bearing Deposits	$707,022	$668,299	$38,723	6%
Short-Term Borrowings	$120,272	$257,376	$(137,104)	-53%
Long-Term Borrowings	$684,495	$643,758	$40,737	6%
Total Interest Bearing Liabilities	$4,186,055	$4,097,527	$88,528	2%
Stockholders’ Equity	$481,308	$406,709	$74,599	18%

Average Balances
Six Months Ended June 30,
Loans and Leases	$3,655,909	$3,513,996	$141,913	4%
Securities Available For Sale (excluding unrealized gains or losses)	$1,087,317	$1,110,809	$(23,492)	-2%
Securities Held To Maturity	$138,439	$155,341	$(16,902)	-11%
Trading Securities	$1,644	$2,450	$(806)	-33%
Regulatory Equity Investment	$38,535	$39,391	$(856)	-2%
Short-Term Interest Bearing Accounts	$64,843	$7,750	$57,093	737%
Total Earning Assets	$4,985,043	$4,827,287	$157,756	3%
Total Assets	$5,400,226	$5,203,015	$197,211	4%
Interest Bearing Deposits	$3,347,130	$3,214,697	$132,433	4%
Non-Interest Bearing Deposits	$694,001	$663,858	$30,143	5%
Short-Term Borrowings	$134,282	$280,476	$(146,194)	-52%
Long-Term Borrowings	$695,517	$572,026	$123,491	22%
Total Interest Bearing Liabilities	$4,176,929	$4,067,199	$109,730	3%
Stockholders’ Equity	$459,120	$404,937	$54,183	13%

NBT Bancorp Inc. and Subsidiaries	June 30,	December 31,
Consolidated Balance Sheets (unaudited)	2009	2008
(in thousands)

ASSETS
Cash and due from banks	$102,986	$107,409
Short term interest bearing accounts	88,533	2,987
Securities available for sale, at fair value	1,114,330	1,119,665
Securities held to maturity (fair value of $142,286 and $141,308 at June 30, 2009 and December 31, 2008, respectively)	140,952	140,209
Trading securities	2,052	1,407
Federal Reserve and Federal Home Loan Bank stock	38,229	39,045
Loans and leases	3,649,546	3,651,911
Less allowance for loan and lease losses	62,734	58,564
Net loans and leases	3,586,812	3,593,347
Premises and equipment, net	64,797	65,241
Goodwill	114,942	114,838
Intangible assets, net	22,197	23,367
Bank owned life insurance	72,764	72,276
Other assets	68,463	56,297
TOTAL ASSETS	$5,417,057	$5,336,088

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Demand (noninterest bearing)	$728,340	$685,495
Savings, NOW, and money market	2,101,703	1,885,551
Time	1,228,028	1,352,212
Total deposits	4,058,071	3,923,258
Short-term borrowings	120,104	206,492
Long-term debt	604,708	632,209
Trust preferred debentures	75,422	75,422
Other liabilities	76,612	66,862
Total liabilities	4,934,917	4,904,243

Total stockholders' equity	482,140	431,845

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$5,417,057	$5,336,088

NBT Bancorp Inc. and Subsidiaries	Three months ended June 30,		Six months ended June 30,
Consolidated Statements of Income (unaudited)	2009	2008	2009	2008
(in thousands, except per share data)
Interest, fee and dividend income:
Loans and leases	$54,886	$57,220	$110,297	$115,837
Securities available for sale	11,671	13,417	24,046	27,163
Securities held to maturity	1,209	1,478	2,443	2,992
Other	606	739	967	1,514
Total interest, fee and dividend income	68,372	72,854	137,753	147,506
Interest expense:
Deposits	13,123	18,712	26,962	41,410
Short-term borrowings	124	1,362	271	3,702
Long-term debt	5,998	5,629	12,195	9,931
Trust preferred debentures	1,076	1,146	2,162	2,393
Total interest expense	20,321	26,849	41,590	57,436
Net interest income	48,051	46,005	96,163	90,070
Provision for loan and lease losses	9,199	5,803	15,650	12,281
Net interest income after provision for loan and lease losses	38,852	40,202	80,513	77,789
Noninterest income:
Trust	1,761	2,099	3,170	3,873
Service charges on deposit accounts	6,950	6,938	13,247	13,463
ATM and debit card fees	2,368	2,225	4,550	4,322
Insurance and broker/dealer revenue	4,220	1,366	9,558	2,473
Net securities gains	17	18	17	33
Bank owned life insurance income	670	708	1,542	1,515
Retirement plan administration fees	2,194	1,671	3,935	3,379
Other	1,665	1,394	3,416	3,456
Total noninterest income	19,845	16,419	39,435	32,514
Noninterest expense:
Salaries and employee benefits	19,947	16,906	41,374	33,676
Office supplies and postage	1,429	1,331	2,959	2,670
Occupancy	3,610	3,427	7,775	7,037
Equipment	2,005	1,862	4,027	3,687
Professional fees and outside services	2,407	2,521	5,129	5,620
Data processing and communications	3,324	3,115	6,619	6,285
Amortization of intangible assets	825	378	1,638	769
Loan collection and other real estate owned	674	730	1,422	1,297
FDIC expenses	4,032	184	5,561	372
Other operating	3,686	4,969	7,740	8,044
Total noninterest expense	41,939	35,423	84,244	69,457
Income before income taxes	16,758	21,198	35,704	40,846
Income taxes	5,198	6,541	11,072	12,473
Net income	$11,560	$14,657	$24,632	$28,373
Earnings Per Share:
Basic	$0.34	$0.46	$0.74	$0.89
Diluted	$0.34	$0.45	$0.74	$0.88

NBT Bancorp Inc. and Subsidiaries	2Q	1Q	4Q	3Q	2Q
Quarterly Consolidated Statements of Income (unaudited)	2009	2009	2008	2008	2008
(in thousands, except per share data)
Interest, fee and dividend income:
Loans and leases	$54,886	$55,411	$58,164	$58,154	$57,220
Securities available for sale	11,671	12,375	13,434	13,451	13,417
Securities held to maturity	1,209	1,234	1,253	1,343	1,478
Other	606	361	436	673	739
Total interest, fee and dividend income	68,372	69,381	73,287	73,621	72,854
Interest expense:
Deposits	13,123	13,839	16,371	18,351	18,712
Short-term borrowings	124	147	382	763	1,362
Long-term debt	5,998	6,197	6,401	6,310	5,629
Trust preferred debentures	1,076	1,086	1,200	1,154	1,146
Total interest expense	20,321	21,269	24,354	26,578	26,849
Net interest income	48,051	48,112	48,933	47,043	46,005
Provision for loan and lease losses	9,199	6,451	7,721	7,179	5,803
Net interest income after provision for loan and lease losses	38,852	41,661	41,212	39,864	40,202
Noninterest income:
Trust	1,761	1,409	1,685	1,720	2,099
Service charges on deposit accounts	6,950	6,297	7,266	7,414	6,938
ATM and debit card fees	2,368	2,182	2,176	2,334	2,225
Insurance and broker/dealer revenue	4,220	5,338	3,915	2,338	1,366
Net securities gains (losses)	17	-	(8)	1,510	18
Bank owned life insurance income	670	872	2,484	924	708
Retirement plan administration fees	2,194	1,741	1,468	1,461	1,671
Other	1,665	1,751	1,244	1,261	1,394
Total noninterest income	19,845	19,590	20,230	18,962	16,419
Noninterest expense:
Salaries and employee benefits	19,947	21,427	20,633	16,850	16,906
Office supplies and postage	1,429	1,530	1,354	1,322	1,331
Occupancy	3,610	4,165	3,385	3,359	3,427
Equipment	2,005	2,022	1,944	1,908	1,862
Professional fees and outside services	2,407	2,722	2,651	2,205	2,521
Data processing and communications	3,324	3,295	3,254	3,155	3,115
Amortization of intangible assets	825	813	874	462	378
Loan collection and other real estate owned	674	748	692	505	730
Impairment on lease residual assets	-	-	-	2,000	-
FDIC expenses	4,032	1,529	827	614	184
Other operating	3,686	4,054	4,684	4,678	4,969
Total noninterest expense	41,939	42,305	40,298	37,058	35,423
Income before income taxes	16,758	18,946	21,144	21,768	21,198
Income taxes	5,198	5,874	6,247	6,685	6,541
Net income	$11,560	$13,072	$14,897	$15,083	$14,657
Earnings per share:
Basic	$0.34	$0.40	$0.46	$0.47	$0.46
Diluted	$0.34	$0.40	$0.45	$0.46	$0.45

NBT Bancorp Inc. and Subsidiaries
Average Balances and Net Interest Income

Three months ended June 30,
		2009			2008
	Average		Yield/	Average		Yield/
(dollars in thousands)	Balance	Interest	Rates	Balance	Interest	Rates
ASSETS
Short-term interest bearing accounts	$126,318	$63	0.20%	$7,100	$47	2.64%
Securities available for sale (1)(excluding unrealized gains or losses)	1,085,147	12,425	4.59%	1,101,362	14,110	5.15%
Securities held to maturity (1)	138,180	1,822	5.29%	157,822	2,233	5.69%
Trading securities	1,854	-	0.00%	2,389	-	5.69%
Investment in FRB and FHLB Banks	38,221	543	5.70%	41,274	692	6.74%
Loans and leases (2)	3,653,166	55,094	6.05%	3,561,632	57,434	6.49%
Total interest earning assets	5,042,886	69,947	5.56%	4,871,579	74,516	6.16%
Other assets	$405,554			370,107
Total assets	5,448,440			5,241,686

LIABILITIES AND STOCKHOLDERS' EQUITY
Money market deposit accounts	$1,017,217	3,381	1.33%	718,542	2,953	1.65%
NOW deposit accounts	$581,534	848	0.58%	453,364	887	0.79%
Savings deposits	$503,485	205	0.16%	472,039	504	0.43%
Time deposits	$1,279,052	8,690	2.72%	1,552,448	14,368	3.72%
Total interest bearing deposits	3,381,288	13,124	1.56%	3,196,393	18,712	2.35%
Short-term borrowings	$120,272	124	0.41%	257,376	1,362	2.13%
Trust preferred debentures	$75,422	1,076	5.72%	75,422	1,146	6.11%
Long-term debt	$609,073	5,997	3.95%	568,336	5,629	3.98%
Total interest bearing liabilities	4,186,055	20,321	1.95%	4,097,527	26,849	2.64%
Demand deposits	$707,022			668,299
Other liabilities	$74,055			69,151
Stockholders' equity	$481,308			406,709
Total liabilities and stockholders' equity	$5,448,440			$5,241,686
Net interest income (FTE)		49,626			47,667
Interest rate spread			3.61%			3.52%
Net interest margin			3.95%			3.94%
Taxable equivalent adjustment		1,575			1,662
Net interest income		$48,051			$46,005

(1) Securities are shown at average amortized cost
(2) For purposes of these computations, nonaccrual loans are included in the average loan balances outstanding

NBT Bancorp Inc. and Subsidiaries
Average Balances and Net Interest Income

Six months ended June 30,
		2009			2008
	Average		Yield/	Average		Yield/
(dollars in thousands)	Balance	Interest	Rates	Balance	Interest	Rates
ASSETS
Short-term interest bearing accounts	$64,843	$76	0.24%	$7,750	$125	3.25%
Securities available for sale (1)(excluding unrealized gains or losses)	1,087,317	25,539	4.74%	1,110,809	28,530	5.16%
Securities held to maturity (1)	138,439	3,682	5.36%	155,341	4,518	5.85%
Trading securities	1,644	-	0.00%	2,450	-	5.85%
Investment in FRB and FHLB Banks	38,535	892	4.67%	39,391	1,389	7.09%
Loans and leases (2)	3,655,909	110,722	6.11%	3,513,996	116,264	6.65%
Total interest earning assets	4,986,687	140,911	5.70%	4,829,737	150,826	6.28%
Other assets	413,539			373,278
Total assets	5,400,226			5,203,015

LIABILITIES AND STOCKHOLDERS' EQUITY
Money market deposit accounts	$979,927	6,489	1.34%	714,252	7,132	2.01%
NOW deposit accounts	565,974	1,634	0.58%	450,608	1,882	0.84%
Savings deposits	490,829	415	0.17%	466,673	1,265	0.55%
Time deposits	1,310,400	18,424	2.84%	1,583,164	31,131	3.95%
Total interest bearing deposits	3,347,130	26,962	1.62%	3,214,697	41,410	2.59%
Short-term borrowings	134,282	271	0.41%	280,476	3,702	2.65%
Trust preferred debentures	75,422	2,162	5.78%	75,422	2,393	6.38%
Long-term debt	620,095	12,195	3.97%	496,604	9,931	4.02%
Total interest bearing liabilities	4,176,929	41,590	2.01%	4,067,199	57,436	2.84%
Demand deposits	694,001			663,858
Other liabilities	70,176			67,021
Stockholders' equity	459,120			404,937
Total liabilities and stockholders' equity	$5,400,226			$5,203,015
Net interest income (FTE)		99,321			93,390
Interest rate spread			3.69%			3.44%
Net interest margin			4.02%			3.89%
Taxable equivalent adjustment		3,158			3,320
Net interest income		96,163			$90,070

(1) Securities are shown at average amortized cost
(2) For purposes of these computations, nonaccrual loans are included in the average loan balances outstanding

NBT Bancorp Inc. and Subsidiaries
Loans and Leases (Unaudited)

(In thousands)	June 30, 2009	December 31, 2008
Residential real estate mortgages	$676,994	$722,723
Commercial	579,845	572,059
Commercial real estate mortgages	670,334	669,720
Real estate construction and development	71,388	67,859
Agricultural and agricultural real estate mortgages	119,932	113,566
Consumer	847,257	795,123
Home equity	607,889	627,603
Lease financing	75,907	83,258
Total loans and leases	$3,649,546	$3,651,911